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EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference (1) in the Registration Statements (Form S-8 No. 33-34906, Form S-8 No. 33-43102 and Form S-8 No. 33-84094) pertaining to the Provident Financial Group, Inc. 1988 Stock Option Plan, (2) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34904) pertaining to the 1990 Provident Financial Group, Inc. Employee Stock Purchase Plan, (3) in the Registration Statement (Form S-8 No. 33-90792) pertaining to the Provident Financial Group, Inc. Retirement Plan, (4) in the Registration Statements (Form S-8 No. 33-51230 and No. 33-62707) pertaining to the 1992 Outside Directors' Stock Option Plan and the 1992 Advisory Directors' Stock Option Plan and (5) in the Registration Statement (Form S-8 No. 33-61576) pertaining to the Provident Financial Group, Inc. Deferred Compensation Plan of our report dated January 13, 1998, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.





                                                     ERNST & YOUNG LLP






Cincinnati, Ohio
March 26, 1998